Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-63637, 333-72134, 333- 72296, 333-130773 and 333-130774 on Form S-8 of Synergetics USA, Inc. (the “Company”) of our report, dated October 16, 2006, on the consolidated financial statements of the Company which appears in the Company’s Annual Report on Form 10-K for the year ended July 31, 2007.
/s/ McGladrey & Pullen, LLP
St. Louis, Missouri
October 12, 2007
McGladrey & Pullen, LLP is a member firm of RSM International —
an affiliation of separate and independent legal entities.